UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 5, 2023

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Liberty SiriusXM Common Stock	LSXMA	The Nasdaq Stock Market LLC
Series B Liberty SiriusXM Common Stock	LSXMB	The Nasdaq Stock Market LLC
Series C Liberty SiriusXM Common Stock	LSXMK	The Nasdaq Stock Market LLC
Series A Liberty Formula One Common Stock	FWONA	The Nasdaq Stock Market LLC
Series C Liberty Formula One Common Stock	FWONK	The Nasdaq Stock Market LLC
Series A Liberty Live Common Stock	LLYVA	The Nasdaq Stock Market LLC
Series C Liberty Live Common Stock	LLYVK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On September 5, 2023, LMC LYV, LLC, a wholly-owned subsidiary of Liberty Media Corporation (the “Company”), amended its margin loan agreement secured by shares of Live Nation Entertainment, Inc. (“Live Nation”) common stock to, among other things, extend the maturity date to September 9, 2026. The number of shares of Live Nation common stock beneficially owned by the Company and pledged as collateral to secure obligations under such margin loan agreement remain unchanged. The margin loan remains undrawn with $400 million available for borrowing.

On September 5, 2023, the Company announced the proposed offering of up to $1,035 million aggregate original principal amount of Exchangeable Senior Debentures (the “Debentures”) pursuant to Rule 144A under the Securities Act of 1933, as amended. The Company expects to use the net proceeds from the proposed offering, together with existing cash on hand attributed to the Liberty Live Group, to make repurchases of its 0.5% Exchangeable Senior Debentures due 2050 pursuant to individually privately negotiated transactions, to settle exchanges of, or to redeem, its 0.5% Exchangeable Senior Debentures due 2050 in accordance with the terms of the indenture governing such debentures and for general corporate purposes. The 0.5% Exchangeable Senior Debentures due 2050 may be redeemed by the Company, in whole or in part, on or after September 1, 2024 and holders of such debentures also have the right to require the Company to purchase such debentures on September 1, 2024.

This Current Report on Form 8-K and the press release regarding the launch of the offering attached hereto as Exhibit 99.1 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Forward-Looking Statements

This Current Report on Form 8-K, including the exhibits attached hereto, includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the intended launch of a private offering of Debentures, the size of the offering, the use of proceeds therefrom, the expected repurchase of existing indebtedness and the sources of funds therefor. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as “possible,” “potential,” “intends” or “expects” or other words or phrases of similar import or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of the Company, including Amendment No. 5 to Liberty Media’s Registration Statement on Form S-4 filed on June 8, 2023 and its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about the Company and about the risks and uncertainties related to the Company’s business which may affect the statements made in this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated September 5, 2023, regarding the proposed private offering.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2023

LIBERTY MEDIA CORPORATION

By:	/s/ Wade D. Haufschild
Name:	Wade D. Haufschild
Title:	Senior Vice President